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EX-23.1  CONSENT OF BDO SEIDMAN, LLP


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


AESP, Inc.
Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2003, relating to the consolidated financial statements and schedule of AESP, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

/s/ BDO Seidman, LLP

Miami, Florida
September 15, 2003